UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2010

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 8, 2010, Prosperity Bancshares, Inc. (“Prosperity”) issued a press release announcing that Prosperity Bank, a Texas banking association and wholly owned subsidiary of Prosperity, entered into a definitive purchase and assumption agreement to acquire approximately $500 million in deposits of the nineteen Texas retail bank branches of First Bank, a Missouri state-chartered bank. Prosperity will also purchase approximately $100 million in performing Texas-based loans and other assets attributable to the branches. The transaction is subject to regulatory approval and customary closing conditions and is expected to close during the second quarter of 2010, although delays could occur. A copy of Prosperity’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: February 8, 2010	By:	/S/ PETER FISHER
Peter Fisher General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Prosperity Bancshares, Inc. dated February 8, 2010.